UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2022

REGIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)
3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)
(952) 947-7777
(Registrant's telephone number, including area code)
(Not applicable)
(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Regis Corporation

Current Report on Form 8-K

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 9, 2022, Regis Corporation (the “Company”), its subsidiary, Fremont Software, LLC, and its franchisor entities, The Barbers, Hairstyling for Men & Women, Inc., Roosters MGC International LLC, Regis Holdings (Canada), Ltd., Magicuts, Ltd., First Choice Haircutters, Ltd., Cutco Acquisition Corp., RPC Acquisition Corp., and Supercuts, Inc., entered into an Asset Purchase Agreement (“Purchase Agreement”) with Soham Inc. (“Buyer”) for Buyer to acquire the Company’s Opensalon® Pro software-as-a-service solution.

The aggregate consideration payable to the Company under the Purchase Agreement consists of (a) $20,000,000 in cash payable at closing, subject to certain holdbacks as described below, plus (b) $19,000,000 in cash payable contingent upon the Company's franchised and corporate owned salons migrating to Buyer's salon technology platform, Zenoti. Pursuant to the Purchase Agreement, Buyer (i) will hold in escrow $4,000,000 of the purchase price, which is payable contingent upon the completion of the Company's refinancing and (ii) will hold back $5,200,000 of the purchase price, which is payable contingent upon the Company's satisfaction of certain general indemnity and other obligations. At closing, Regis will designate Zenoti as the technology platform for the Company's franchised and corporate salons.

The closing of the transaction contemplated by the Purchase Agreement is contingent upon satisfaction of the following: (1) the release of specified liens on the purchased assets; (2) the receipt of specified third-party consents; (3) the delivery of executed ancillary agreements; (4) not more than two of the employees who agreed to be interviewed for employment by Buyer reject offers of employment with Buyer; and (5) other customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants, including certain indemnification and confidentiality obligations and other restrictive covenants. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 hereto.

ITEM 7.01 REGULATION DISCLOSURE.

On June 9, 2022, the Company issued a press release with respect to the Purchase Agreement. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number

2.1*	Asset Purchase Agreement, dated June 9, 2022, by and among Regis Corporation, Fremont Software, LLC, The Barbers, Hairstyling for Men & Women, Inc., Roosters MGC International LLC, Regis Holdings (Canada), Ltd., Magicuts, Ltd., First Choice Haircutters, Ltd., Cutco Acquisition Corp., RPC Acquisition Corp., Supercuts, Inc., and Soham Inc.
99.1	Press Release, dated June 9, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
_____________________________________________________________________________

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: June 9, 2022	By:	/s/ Andra Terrell
Andra Terrell General Counsel and Corporate Secretary